ALLEGIANT TRAVEL COMPANY PRICES $150 MILLION OF SENIOR SECURED NOTES

LAS VEGAS. September 30, 2020 – Allegiant Travel Company (NASDAQ: ALGT) (the “Company,” “we,” “us,” or “our”) has agreed to sell $150.0 million in aggregate principal amount of its 8.5% Senior Secured Notes due 2024 (the “Notes”) at par to investors in a private offering. The Notes are expected to be issued on October 7, 2020, subject to customary closing conditions. Each of the Company’s subsidiaries will guarantee the Notes, other than Sunseeker Resorts, Inc., its subsidiaries and certain other insignificant subsidiaries. The Notes and the related guarantees will be secured by security interests in substantially all of the property and assets of the Company and the guarantors of the Notes, excluding aircraft, aircraft engines and certain other assets. The collateral also secures the Company’s outstanding loan under the Credit and Guaranty Agreement, dated as of February 5, 2019, among the Company, as borrower, the subsidiaries of the borrower party thereto, as guarantors, the lenders party thereto, and Barclays Bank PLC, as administrative agent, syndication agent and lead arranger (as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time) (the “Term Loan”), on a pari passu basis. The Notes and the related guarantees will rank pari passu with the Term Loan, which has an outstanding principal amount of $543 million. Combining the Notes with the balance on the Term Loan which bears a floating interest rate, we will have approximately $693 million of debt secured by this collateral with a weighted average interest rate of approximately 4.5% at the current time. The Company will use the net proceeds from the sale of the Notes for general corporate purposes.

Previously, the Company applied to the loan program under the CARES Act for funding in the principal amount of up to $276 million through September 30, 2020. The Company has decided not to pursue any loans from the U.S. Treasury.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Notes and the related guarantees are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act (“Rule 144A”) and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

Allegiant.®

Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with premier leisure experiences - from vacations to hometown family entertainment. Since 1999, the airline has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant's all-Airbus fleet serves communities across the nation, with base airfares less than half the cost of the average domestic roundtrip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer to sell or solicitation of an offer to buy, or a sale of, any securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements contained in, or incorporated by reference into, in this press release that are not historical facts are forward-looking statements. Such forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, revenues, earnings, available seat miles growth, fuel consumption, airline operations and capacity, the efficacy of cost saving measures, future expenditures, our ability to access additional funds from the U.S. Department of the Treasury or other sources, aircraft financings, the timing of aircraft acquisitions and retirements, expected capital expenditures, number of contracted aircraft to be placed in service in the future, the development and financing of our Sunseeker Resorts, Inc., as well as other information concerning our possible or assumed future results of operations, business strategies, fleet plan, financing plans, competitive position, industry environment, potential growth opportunities, future service to be provided and the effects of future regulation and competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic and public reactions to the contagion on airline travel in general, our business in particular, and the economy, restrictions relating to accepting government support under the Coronavirus Aid, Relief, and Economic Security Act, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed, the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.